Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 1, 2006, relating to the financial statements and financial statement schedule of ANSYS, Inc. and subsidiaries, and management’s report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on

Form 10-K of ANSYS, Inc. and subsidiaries for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

September 13, 2006